Resolve Staffing, Inc acquires 10 new locations


February 9, 2005 (Tampa, FL) - Resolve Staffing, Inc. (OTCBB: RSFF) is proud to announce the acquisition of multiple temporary staffing locations from ELS, Inc.

With the acquisition of ELS' staffing division (www.elshr.com), Resolve broadens its service offerings in three major markets. Resolve now has 11 location including offices in Florida, Ohio, and New York. "This acquisition fits the profile and brings the geographic significance we have been looking for to increase our business and service offerings," stated Ron Heineman, CEO.

Mr. Heineman further stated "We plan to aggressively grow Resolve Staffing, and as conditions merit, to expand into other regions and other states. We intend to accomplish this expansion both through acquisition transactions and through internal, organic growth."

Don Quarterman, Director stated "We are excited about the acquisition of ELS' temporary staffing division and look forward to continuing a strategic relationship with ELS, a national provider of outsourced human resource services. Resolve Staffing has a winning management team and a strong vision to make it a success. We look forward to continuing a solid and rewarding relationship with our customers and shareholders. The confidence that you have placed in us as a company only further validates our vision. "


About Resolve Staffing, Inc.

Resolve Staffing provides a full range of supplemental staffing and outsourced solutions, including solutions for temporary, temporary-to-hire, or direct hire staffing in the clerical, office administration, customer service, professional and light industrial categories. For additional information on Resolve Staffing visit our website www.resolvestaffing.com

This press release may contain forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets.


Contact:
Ron Heineman
513-388-4905
info@resolvestaffing.com